Exhibit 99.1

Red Hat Reports Second Quarter Results for Fiscal Year 2017

  Second quarter total revenue of $600 million, up 19% year-over-year
  Second quarter total subscription revenue of $531 million, up 20% year-over-year
  Second quarter GAAP EPS of $0.32 and non-GAAP EPS of $0.55, up 14% and 17% year-over-year, respectively
  Total deferred revenue balance of $1.68 billion, up 19% year-over-year

RALEIGH, N.C.--(BUSINESS WIRE)--September 21, 2016--Red Hat, Inc. (NYSE: RHT), the world's leading provider of open source solutions, today announced financial results for the second quarter of fiscal year 2017 ended August 31, 2016.

“Red Hat's second quarter revenue results were highlighted by 18% in year-over-year growth for our Infrastructure offerings combined with 33% in year-over-year growth for our Application development and other emerging technologies," said Jim Whitehurst, President and Chief Executive Officer of Red Hat. "Digital transformation and hybrid cloud computing are changing how applications are built, deployed, and managed. As organizations adopt agile application development technologies such as Linux containers, they are able to rely on Red Hat as their strategic partner to modernize their infrastructure and application development platforms.”

“In the second quarter, we continued to benefit from solid demand and strong overall execution,” stated Frank Calderoni, Executive Vice President, Operations and Chief Financial Officer of Red Hat. “We continued to close a record number of deals over $1 million in our second quarter, which are up more than 60% year over year. This further demonstrates our customers’ commitment to Red Hat and the broad demand for our expanding technology portfolio as enterprises embrace digital transformation and the hybrid cloud."

Revenue: Total revenue for the quarter was $600 million, up 19% in U.S. dollars year-over-year, or 18% measured in constant currency. Constant currency references in this release are detailed in the tables below. Subscription revenue for the quarter was $531 million, up 20% in U.S. dollars year-over-year, or 19% measured in constant currency. Subscription revenue in the quarter was 89% of total revenue.

Subscription Revenue Breakout: Subscription revenue from Infrastructure-related offerings for the quarter was $427 million, an increase of 18% in U.S. dollars year-over-year and 17% measured in constant currency. Subscription revenue from Application development-related and other emerging technologies offerings for the quarter was $104 million, an increase of 33% in U.S. dollars year-over-year and 32% measured in constant currency.

Operating Income: GAAP operating income for the quarter was $82 million, up 7% year-over-year. After adjusting for non-cash share-based compensation expense, amortization of intangible assets, and transaction costs related to business combinations, non-GAAP operating income for the second quarter was $137 million, up 11% year-over-year. Non-GAAP references in this release are detailed in the tables below. For the second quarter, GAAP operating margin was 13.7% and non-GAAP operating margin was 22.8%.

Net Income: GAAP net income for the quarter was $59 million, or $0.32 per diluted share, compared with $51 million, or $0.28 per diluted share, in the year-ago quarter. After adjusting for non-cash share-based compensation expense, amortization of intangible assets, transaction costs related to business combinations, and non-cash interest expense related to the debt discount, non-GAAP net income for the quarter was $101 million, or $0.55 per diluted share, as compared to $88 million, or $0.47 per diluted share, in the year-ago quarter. Non-GAAP diluted weighted average shares outstanding excludes any dilution resulting from the convertible notes because any potential dilution is expected to be offset by our convertible note hedge transactions.

Cash: Operating cash flow was $97 million for the second quarter, a decrease of 21% on a year-over-year basis. Total cash, cash equivalents and investments as of August 31, 2016 was $2.0 billion after repurchasing approximately $127 million, or approximately 1.8 million shares, of common stock in the second quarter. The remaining balance in the current repurchase authorization as of August 31, 2016 was approximately $901 million.

Deferred revenue: At the end of the second quarter, the company’s total deferred revenue balance was $1.68 billion, an increase of 19% year-over-year. The full year positive impact to total deferred revenue from changes in foreign exchange rates was $22 million year-over-year. On a constant currency basis, total deferred revenue would have been up 17% year-over-year.

Outlook: Red Hat’s outlook assumes current business conditions and current foreign currency exchange rates.

For the full year:

  Revenue guidance is expected to be $2.415 billion to $2.435 billion in U.S. dollars.
  GAAP operating margin is expected to be approximately 13.8% and non-GAAP operating margin is expected to be approximately 23.0%.
  Fully-diluted GAAP earnings per share (EPS) is expected to be approximately $1.35 to $1.37 per share. Fully-diluted non-GAAP EPS is expected to be approximately $2.23 to $2.25 per share. Both GAAP and non-GAAP EPS assume a $1 million to $2 million per quarter forecast for other income. Both GAAP and non-GAAP EPS also assume an estimated annual effective tax rate of 27% before discrete tax items and 184 million fully-diluted shares outstanding.
  Operating cash flow guidance range is expected to be approximately $800 million to $820 million.

For the third quarter:

  Revenue guidance is $613 million to $623 million.
  GAAP operating margin is expected to be approximately 13.4% and non-GAAP operating margin is expected to be approximately 23.3%.
  Fully-diluted GAAP EPS is expected to be approximately $0.34 per share. Fully-diluted non-GAAP EPS is expected to be approximately $0.58 per share. Both GAAP and non-GAAP EPS assume a $1 million to $2 million forecast for other income. Both GAAP and non-GAAP EPS also assume an estimated annual effective tax rate of 27% before discrete tax items and 184 million fully-diluted shares outstanding.

GAAP to non-GAAP reconciliation:

Full year non-GAAP operating margin guidance is derived by subtracting the estimated full year impact of non-cash share-based compensation expense of approximately $190 million, amortization of intangible assets of approximately $32 million, and transaction costs related to business combinations of $2 million. Estimated full year impacts of share-based compensation expense, amortization of intangible assets, and transaction costs related to business combinations have increased from the prior quarter primarily due to business combinations. Full year fully-diluted non-GAAP EPS guidance is derived by subtracting the expenses listed in the previous sentence and the full year impact of non-cash interest expense related to the debt discount of approximately $19 million and an estimated annual effective tax rate of 27% before discrete tax items. Additionally, full year fully-diluted non-GAAP EPS excludes approximately $15 million of discrete tax benefits related to share-based compensation that are included in full year fully-diluted GAAP EPS.

Third quarter non-GAAP operating margin guidance is derived by subtracting the estimated impact of non-cash share-based compensation expense of approximately $53 million and amortization of intangible assets of approximately $8 million. Third quarter fully-diluted non-GAAP EPS guidance is derived by subtracting the expenses listed in the previous sentence and non-cash interest expense related to the debt discount of approximately $5 million and an estimated annual effective tax rate of 27% before discrete tax items. Additionally, third quarter fully-diluted non-GAAP EPS excludes approximately $5 million of discrete tax benefits related to share-based compensation that are included in third quarter fully-diluted GAAP EPS.

Webcast and Website Information

A live webcast of Red Hat's results will begin at 5:00 pm ET today. The webcast, in addition to a copy of our prepared remarks and slides containing financial highlights and supplemental metrics, can be accessed by the general public at Red Hat's investor relations website at http://investors.redhat.com. A replay of the webcast will be available shortly after the live event has ended. Additional information on Red Hat's reported results, including a reconciliation of the non-GAAP adjusted results, are included in the financial tables below.

About Red Hat, Inc.

Red Hat is the world's leading provider of open source software solutions, using a community-powered approach to provide reliable and high-performing cloud, Linux, middleware, storage and virtualization technologies. Red Hat also offers award-winning support, training, and consulting services. As a connective hub in a global network of enterprises, partners, and open source communities, Red Hat helps create relevant, innovative technologies that liberate resources for growth and prepare customers for the future of IT. Learn more at http://www.redhat.com.

Forward-Looking Statements

Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks related to the ability of the Company to compete effectively; the ability to deliver and stimulate demand for new products and technological innovations on a timely basis; delays or reductions in information technology spending; the integration of acquisitions and the ability to market successfully acquired technologies and products; fluctuations in exchange rates; the effects of industry consolidation; uncertainty and adverse results in litigation and related settlements; the inability to adequately protect Company intellectual property and the potential for infringement or breach of license claims of or relating to third party intellectual property; risks related to data and information security vulnerabilities; the ability to meet financial and operations changes encountered in our international operations; ineffective management of, and control over, the Company's growth and international operations; and changes in and a dependence on key personnel, as well as other factors contained in our most recent Quarterly Report on Form 10-Q (copies of which may be accessed through the Securities and Exchange Commission's website at http://www.sec.gov), including those found therein under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations". In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic and political conditions, governmental and public policy changes and the impact of natural disasters such as earthquakes and floods. The forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.

Red Hat and the Shadowman logo are trademarks or registered trademarks of Red Hat, Inc. or its subsidiaries in the U.S. and other countries. Linux® is the registered trademark of Linus Torvalds in the U.S. and other countries.

RED HAT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands - except per share amounts)

	Three Months Ended		Six Months Ended
	August 31,	August 31,	August 31,	August 31,
	2016	2015	2016	2015
Revenue:

Subscriptions	$531,209	$441,526	$1,032,874	$866,319
Training and services	68,596	62,622	134,829	118,830

Total subscription, training and services revenue	599,805	504,148	1,167,703	985,149

Cost of revenue:

Subscriptions	39,678	30,996	76,222	60,843
Training and services	47,993	44,968	95,496	86,519

Total cost of subscription, training and services revenue	87,671	75,964	171,718	147,362

Total gross profit	512,134	428,184	995,985	837,787

Operating expense:
Sales and marketing	253,255	205,101	496,503	403,973
Research and development	121,265	102,488	236,281	199,919
General and administrative	55,730	44,125	105,954	86,496

Total operating expense	430,250	351,714	838,738	690,388

Income from operations	81,884	76,470	157,247	147,399
Interest income	3,392	2,895	6,821	5,611
Interest expense	5,925	5,733	11,811	11,448
Other income (expense), net	84	(1,245)	(468)	(1,448)

Income before provision for income taxes	79,435	72,387	151,789	140,114
Provision for income taxes (1)	20,663	20,992	31,832	40,633

Net income	$58,772	$51,395	$119,957	$99,481

Net income per share:
Basic	$0.33	$0.28	$0.66	$0.54
Diluted	$0.32	$0.28	$0.65	$0.53

Weighted average shares outstanding:
Basic	180,322	183,179	180,745	183,155
Diluted	183,346	186,750	183,750	186,493

(1) Provision for income taxes for the three and six months ended August 31, 2016 includes the impact of early adoption of ASU 2016-09. ASU 2016-09 requires that the amendment related to accounting for income taxes be adopted on a prospective basis. Accordingly, the provision for income taxes for the three and six months ended August 31, 2015 has not been adjusted. The provision for income taxes for the three and six months ended August 31, 2016 includes the effect of discrete tax benefits of $1.0 million and $8.9 million, respectively, related to excess tax benefits from share-based compensation.

RED HAT, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

ASSETS
	August 31,	February 29,
	2016	2016 (1)

Current assets:
Cash and cash equivalents	$970,569	$927,778
Investments in debt and equity securities	365,128	281,142
Accounts receivable, net	359,893	509,715
Prepaid expenses	149,226	150,877
Other current assets	3,404	2,921

Total current assets	1,848,220	1,872,433

Property and equipment, net	172,312	166,886
Goodwill	1,053,872	1,027,277
Identifiable intangibles, net	142,794	146,071
Investments in debt securities	706,948	786,470
Deferred tax assets, net	122,131	111,456
Other assets, net	54,479	44,506

Total assets	$4,100,756	$4,155,099

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$273,568	$284,802
Deferred revenue	1,233,762	1,272,908
Other current obligations	1,950	1,467

Total current liabilities	1,509,280	1,559,177

Convertible notes	734,700	723,942
Long term deferred revenue	446,890	449,636
Other long term obligations	91,490	87,912
Stockholders' equity:
Common stock	24	23
Additional paid-in capital	2,215,856	2,162,264
Retained earnings	1,219,246	1,099,738
Treasury stock, at cost	(2,047,008)	(1,853,144)
Accumulated other comprehensive loss	(69,722)	(74,449)

Total stockholders' equity	1,318,396	1,334,432

Total liabilities and stockholders' equity	$4,100,756	$4,155,099

(1) Derived from audited financial statements

RED HAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended		Six Months Ended
	August 31,	August 31,	August 31,	August 31,
	2016	2015	2016	2015

Cash flows from operating activities:
Net income	$58,772	$51,395	$119,957	$99,481
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	21,160	18,538	41,862	37,085
Share-based compensation expense	45,357	40,537	86,632	77,059
Deferred income taxes	(5,467)	(3,843)	(7,619)	(1,929)
Excess tax benefits from share-based payment arrangements	1,185	2,812	9,135	9,231
Net amortization of bond premium on available-for-sale debt securities	3,294	3,139	6,834	5,736
Accretion of debt discount and amortization of debt issuance costs	5,393	5,222	10,758	10,417
Other	328	1,078	(437)	1,908
Changes in operating assets and liabilities net of effects of acquisitions:
Accounts receivable	(30,684)	(17,908)	159,645	161,479
Prepaid expenses	8,883	13,077	(490)	12,651
Accounts payable and accrued expenses	18,578	34,415	(19,558)	(17,932)
Deferred revenue	(26,953)	(25,017)	(73,046)	(56,579)
Other	(3,044)	(356)	(4,574)	(340)

Net cash provided by operating activities	96,802	123,089	329,099	338,267

Cash flows from investing activities:
Purchase of available-for-sale debt securities	(163,043)	(196,613)	(297,644)	(602,824)
Proceeds from sales and maturities of available-for-sale debt securities	177,528	170,617	294,710	353,200
Acquisition of businesses, net of cash acquired	(28,667)	(1,700)	(28,667)	(1,700)
Purchase of other intangible assets	(3,521)	(2,068)	(6,389)	(5,997)
Purchase of property and equipment	(15,539)	(10,277)	(33,192)	(20,973)
Other	-	(1,159)	(111)	(3,158)

Net cash used in investing activities	(33,242)	(41,200)	(71,293)	(281,452)

Cash flows from financing activities:
Proceeds from exercise of common stock options	689	480	2,068	2,589
Purchase of treasury stock	(127,386)	(70,079)	(193,864)	(70,079)
Payments related to net settlement of employee share-based compensation awards	(6,398)	(7,726)	(37,477)	(32,937)
Payments on other borrowings	(463)	(385)	(906)	(737)
Other	415	-	914	-

Net cash used in financing activities	(133,143)	(77,710)	(229,265)	(101,164)

Effect of foreign currency exchange rates on cash and cash equivalents	8,587	(3,494)	14,250	(11,517)
Net increase (decrease) in cash and cash equivalents	(60,996)	685	42,791	(55,866)
Cash and cash equivalents at beginning of the period	1,031,565	990,922	927,778	1,047,473

Cash and cash equivalents at end of period	$970,569	$991,607	$970,569	$991,607

RED HAT, INC.
RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands - except per share amounts)

Non cash share-based compensation expense included in Consolidated Statements of Operations:

	Three Months Ended		Six Months Ended
	August 31,	August 31,	August 31,	August 31,
	2016	2015	2016	2015

Cost of revenue	$4,054	$4,151	$8,359	$7,877
Sales and marketing	20,361	16,782	38,802	32,194
Research and development	12,969	12,022	24,971	22,897
General and administration	7,973	7,582	14,500	14,091
Total share-based compensation expense	$45,357	$40,537	$86,632	$77,059

Amortization of intangible assets expense included in Consolidated Statements of Operations:

	Three Months Ended		Six Months Ended
	August 31,	August 31,	August 31,	August 31,
	2016	2015	2016	2015

Cost of revenue	$3,846	$2,618	$7,468	$5,192
Sales and marketing	1,905	2,010	3,821	4,014
Research and development	34	292	69	542
General and administration	1,848	1,160	3,601	2,212
Total amortization of intangible assets expense	$7,633	$6,080	$14,959	$11,960

Non-cash interest expense related to the debt discount included in Consolidated Statements of Operations:

	Three Months Ended		Six Months Ended
	August 31,	August 31,	August 31,	August 31,
	2016	2015	2016	2015

Total non-cash interest expense related to the debt discount	$4,753	$4,620	$9,484	$9,219

Transaction costs related to business combinations included in Consolidated Statements of Operations:

	Three Months Ended		Six Months Ended
	August 31,	August 31,	August 31,	August 31,
	2016	2015	2016	2015

Transaction costs related to business combinations	$1,789	$51	$1,789	$51

	Three Months Ended		Six Months Ended
	August 31,	August 31,	August 31,	August 31,
	2016	2015	2016	2015

GAAP net income	$58,772	$51,395	$119,957	$99,481

GAAP provision for income taxes	20,663	20,992	31,832	40,633

GAAP income before provision for income taxes	$79,435	$72,387	$151,789	$140,114

Add: Non-cash share-based compensation expense	45,357	40,537	86,632	77,059
Add: Amortization of intangible assets	7,633	6,080	14,959	11,960
Add: Non-cash interest expense related to the debt discount	4,753	4,620	9,484	9,219
Add: Transaction costs related to business combinations	1,789	51	1,789	51

Non-GAAP adjusted income before provision for income taxes	$138,967	$123,675	$264,653	$238,403

Non-GAAP provision for income taxes (1)	37,739	35,866	71,245	69,137

Non-GAAP adjusted net income (basic and diluted)	$101,228	$87,809	$193,408	$169,266

Non-GAAP adjusted diluted weighted average shares outstanding:
GAAP diluted weighted average shares outstanding	183,346	186,750	183,750	186,493
Dilution offset from convertible note hedge transactions	(195)	(585)	(82)	(329)
Non-GAAP diluted weighted average shares outstanding	183,151	186,165	183,668	186,164

Non-GAAP adjusted net income per share:
Basic	$0.56	$0.48	$1.07	$0.92
Diluted	$0.55	$0.47	$1.05	$0.91

(1) Non-GAAP provision for income taxes:
Non-GAAP adjusted income before provision for income taxes	$138,967	$123,675	$264,653	$238,403
GAAP estimated annual effective tax rate	27.0%	29.0%	27.0%	29.0%
Provision for income taxes on Non-GAAP adjusted net income before discrete tax benefits	$37,521	$35,866	$71,456	$69,137
Discrete tax expense (benefit), excluding discrete benefits related to share-based compensation	218	-	(211)	-
Provision for income taxes on Non-GAAP adjusted net income excluding discrete benefits related to share-based compensation	$37,739	$35,866	$71,245	$69,137

RED HAT, INC.
RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands)

Reconciliation of GAAP results to non-GAAP adjusted results

	Three Months Ended		Six Months Ended
	August 31,	August 31,	August 31,	August 31,
	2016	2015	2016	2015

GAAP gross profit	$512,134	$428,184	$995,985	$837,787

Add: Non-cash share-based compensation expense	4,054	4,151	8,359	7,877
Add: Amortization of intangible assets	3,846	2,618	7,468	5,192

Non-GAAP gross profit	$520,034	$434,953	$1,011,812	$850,856

Non-GAAP gross margin	86.7%	86.3%	86.6%	86.4%

	Three Months Ended		Six Months Ended
	August 31,	August 31,	August 31,	August 31,
	2016	2015	2016	2015

GAAP operating expenses	$430,250	$351,714	$838,738	$690,388

Deduct: Non-cash share-based compensation expense	(41,303)	(36,386)	(78,273)	(69,182)
Deduct: Amortization of intangible assets	(3,787)	(3,462)	(7,491)	(6,768)
Deduct: Transaction costs related to business combinations	(1,789)	(51)	(1,789)	(51)

Non-GAAP adjusted operating expenses	$383,371	$311,815	$751,185	$614,387

	Three Months Ended		Six Months Ended
	August 31,	August 31,	August 31,	August 31,
	2016	2015	2016	2015

GAAP operating income	$81,884	$76,470	$157,247	$147,399

Add: Non-cash share-based compensation expense	45,357	40,537	86,632	77,059
Add: Amortization of intangible assets	7,633	6,080	14,959	11,960
Add: Transaction costs related to business combinations	1,789	51	1,789	51

Non-GAAP adjusted operating income	$136,663	$123,138	$260,627	$236,469

Non-GAAP adjusted operating margin	22.8%	24.4%	22.3%	24.0%

	Three Months Ended
	August 31,	August 31,	Year-Over-Year
	2016	2015	Growth Rate

GAAP subscription revenue by offering type
Infrastructure-related offerings	$427,035	$362,926	17.7%
Adjustment for currency impact	(3,824)	-
Non-GAAP Infrastructure-related subscription revenue on a constant currency basis	$423,211	$362,926	16.6%

Application development-related and other emerging technology offerings	$104,174	$78,600	32.5%
Adjustment for currency impact	(629)	-
Non-GAAP Application development-related and other emerging technology subscription revenue on a constant currency basis	$103,545	$78,600	31.7%

GAAP subscription revenue	531,209	441,526	20.3%
Adjustment for currency impact	(4,453)	-
Non-GAAP subscription revenue on a constant currency basis	$526,756	$441,526	19.3%

GAAP training and services revenue	$68,596	$62,622	9.5%
Adjustment for currency impact	974	-
Non-GAAP training and services revenue on a constant currency basis	$69,570	$62,622	11.1%

GAAP total subscription, training and services revenue	$599,805	$504,148	19.0%
Adjustment for currency impact	(3,479)	-
Non-GAAP total subscription, training and services revenue on a constant currency basis	$596,326	$504,148	18.3%

	Six Months Ended
	August 31,	August 31,	Year-Over-Year
	2016	2015	Growth Rate

GAAP subscription revenue by offering type
Infrastructure-related offerings	$830,216	$716,667	15.8%
Adjustment for currency impact	(5,572)	-
Non-GAAP Infrastructure-related subscription revenue on a constant currency basis	$824,644	$716,667	15.1%

Application development-related and other emerging technology offerings	$202,658	$149,652	35.4%
Adjustment for currency impact	(894)	-
Non-GAAP Application development-related and other emerging technology subscription revenue on a constant currency basis	$201,764	$149,652	34.8%

GAAP subscription revenue	1,032,874	866,319	19.2%
Adjustment for currency impact	(6,466)	-
Non-GAAP subscription revenue on a constant currency basis	$1,026,408	$866,319	18.5%

GAAP training and services revenue	$134,829	$118,830	13.5%
Adjustment for currency impact	1,577	-
Non-GAAP training and services revenue on a constant currency basis	$136,406	$118,830	14.8%

GAAP total subscription, training and services revenue	$1,167,703	$985,149	18.5%
Adjustment for currency impact	(4,889)	-
Non-GAAP total subscription, training and services revenue on a constant currency basis	$1,162,814	$985,149	18.0%

RED HAT, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)
(In thousands)

Change in deferred revenue balances
	Current Deferred Revenue	Long Term Deferred Revenue	Total Deferred Revenue

Balance at August 31, 2015	$1,047,732	$365,708	$1,413,440
Constant currency change in deferred revenue (1)	169,269	75,469	244,738
Impact from foreign currency translation	16,761	5,713	22,474
Balance at August 31, 2016	$1,233,762	$446,890	$1,680,652

Year-over-year growth rate	17.8%	22.2%	18.9%
Year-over-year growth rate on a constant currency basis	16.2%	20.6%	17.3%

(1) Change in deferred revenue includes approximately $0.7 million acquired as part of business combinations.

Revenue growth by geographical segment
	Americas	EMEA	APAC	Consolidated

Total revenue for the three months ended August 31, 2016	$385,529	$127,467	$86,809	$599,805
Adjustment for currency impact	2,997	(578)	(5,898)	(3,479)
Total revenue on a constant currency basis for the three months ended August 31, 2016	$388,526	$126,889	$80,911	$596,326

Total revenue for the three months ended August 31, 2015	$332,204	$108,454	$63,490	$504,148

Year-over-year growth rate	16.1%	17.5%	36.7%	19.0%
Year-over-year growth rate on a constant currency basis	17.0%	17.0%	27.4%	18.3%

Total revenue for the six months ended August 31, 2016	$751,252	$251,766	$164,685	$1,167,703
Adjustment for currency impact	6,248	(4,256)	(6,881)	(4,889)
Total revenue on a constant currency basis for the six months ended August 31, 2016	$757,500	$247,510	$157,804	$1,162,814

Total revenue for the six months ended August 31, 2015	$654,037	$205,927	$125,185	$985,149

Year-over-year growth rate	14.9%	22.3%	31.6%	18.5%
Year-over-year growth rate on a constant currency basis	15.8%	20.2%	26.1%	18.0%

CONTACT:
Media Contact:
Stephanie Wonderlick
Red Hat, Inc.
571-421-8169
swonderl@redhat.com
or
Investor Relations:
Tom McCallum
Red Hat, Inc.
919-754-4630
tmccallum@redhat.com